EXHIBIT 4.1

                                 Form of Warrant

Warrant to Purchase Common Stock of Kirshner Entertainment & Technologies, Inc.

FOR VALUE RECEIVED, Kirshner Entertainment & Technologies, Inc. , a Florida corporation (the "Company"), promises to issue in the name of, and sell and deliver to ____________________________________________________ (the "Holder") a
certificate or certificates for an aggregate of ____________________________________________shares of the Company's common stock, par value $0.0005 per share (the "Common Stock"), upon payment by the Holder of $.10 per share (the "Exercise Price"),

A. Exercise of Warrant

B. Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and time to time commencing on the date hereof and ending at 5:00 p.m., Eastern Time, and expiring on July 1, 2008 (the "Exercise Period").

C. Exercise Procedure.

1. This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

2. a completed Exercise Agreement, executed by the Holder (the "Purchaser"); and

3. In lieu of exercising the Warrant by paying the exercise price in cash, the Warrant ma be exercised in whole at any time or in part from time to time prior to the expiration date of the Warrant, by the Holder by surrendering the Warrant to the Company, without payment of any other consideration, together with a duly executed notice of exercise in a form satisfactory to the Company. The number of common shares to be issued by the Company shall be calculated using the following formula:

                  X        =        Y(A-B)
                                    ------
                                      A

Where             X        = the number of common shares to be issued
                             to the Holder

                  Y       = the number of common shares purchasable under the
                           warrant or, if the Warrant is being exercised in part, under the portion of the Warrant being exercised (at the date of surrender of the Warrant and the notice of exercise)

                  A       = the Market Price (at the date of surrender and
                            the notice of exercise)

                  B       = the per share Warrant  exercise  price (as adjusted
                            to the date of surrender of the Warrant and the notice of exercise)

4. Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) business days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

5. The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

6. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7. Unless the Company shall have registered the shares of Common Stock underlying this Warrant, the shares of Common Stock issuable upon the exercise of this Warrant will be "restricted securities" as that term is defined in the Securities Act of 1933. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

8. "These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available."

D. Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company's Common Stock as reported on the principal exchange on which the Company's Common Stock is then traded, as of the close of business on the Exercise Date.

E. Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

F. Recapitalization or Reclassification of Common Stock. In case the Company shall at any time prior to the satisfaction of the note underlying this Warrant, or the Exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

G. Consolidation, Merger or Sale. In case the Company shall at any time prior to the satisfaction of the note underlying this Warrant, or the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of this Warrant.

H. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

I. Adjustment to Exercise Price. In the event the Company undertakes an offering of securities wit an exercise price below the exercise price of the Investor Warrant included in this offering, the exercise price of the Investor Warrant in this offering will be reduced to the lowest value of the securities offered by the Company.

J. Reservation of Common Stock. The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

K. No Shareholder Rights or Obligations. This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

L. Transferability. Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company. This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

Miscellaneous

M. Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

         If to the Company:      Kirshner Entertainment & Technologies, Inc.
                                 No. 476 Hutai Branch Road, Baoshan District,
                                 Shanghai, China, 200436
                                 Attn: Xue Lian Bian

         If to the Holder:       To the address and/or facsimile of Holder as
                                 recorded in the records of the Company.

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

N. Entire Agreement. This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

O. Governing Law. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of Florida, without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of Florida, or the United States District Court for the Southern District of Florida; and further agree and consent that personal service of process in any such action or preceding outside the State of Florida shall be tantamount to service in person in Florida.

IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

Kirshner Entertainment & Technologies, Inc.

By:      ________________________________


Its:     ________________________________   Date:
                                                     ---------------------------

                       FORM OF INVESTOR EXERCISE AGREEMENT

To:      Kirshner Entertainment & Technologies, Inc.
         Attn:    Xue Lian Bian
         No. 476 Hutai Branch Road, Baoshan District,
         Shanghai, China, 200436

Dated:______________________

         The undersigned (the "Investor"), pursuant to the provisions set forth in the attached Warrant (Certificate No. -_______), hereby agrees to subscribe for the purchase of ___________ shares of the Common Stock (as defined in the Warrant) (the "Shares") of Kirshner Entertainment & Technologies, Inc., a Florida corporation (the "Company"), covered by such Warrant and makes payment herewith in full therefore in the manner and at the price per share provided by such Warrant.

In connection with the receipt of the Shares, Investor hereby represents, warrants, covenants and agrees as set forth below.

         1. Purchase Entirely for Own Account. The Shares will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares or any portion thereof. Further, Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to all or any portion of the Warrant Stock.

         2. No Securities Act Registration. Investor understands that, unless the Investor has been advised by the Company that a current registration statement is in effect covering the resale of the Shares, the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption or specific exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of Investor's investment intent as expressed herein.

         3. Restricted Securities. Investor acknowledges that, unless the Investor has been advised by the Company that a current registration statement is in effect covering the resale of the Shares, because the Shares have not been registered under the Securities Act, the Shares must be held by the Investor indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Investor is aware of the provision of Rule 144 promulgated under the Securities Act that permits the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the satisfaction of having held the Shares for a certain duration of time, the availability of certain current public information about the Company, the sale being through a "broker's transaction" (as provided by Rule 144(f)), and the volume of shares sold not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

         4. Accredited and Sophisticated Investor. Investor: (a) is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission; (b)(i) either alone or with Investor's professional advisor or advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Shares, (ii) either alone by reason of Investor's business or financial experience or together with Investor's professional advisor or advisors, has the capacity to protect Investor's interests in connection with acquisition of the Shares; and (c) is able to bear the economic risk of the investment in the shares, including a complete loss of the investment.

         5. Opportunity to Ask Questions. Investor has had an opportunity to ask questions of and receive answers from the Company or its representatives concerning the terms of Investor's investment in Shares, all such questions have been answered to the full satisfaction of Investor, and Investor has had the opportunity to request and obtain any additional information Investor deemed necessary to verify or supplement the information contained therein.

         6. Investment Risks. Investor recognizes that an investment in the Shares involves substantial risks, and is fully aware of and understands all of the risk factors related to the acquisition of the Shares. Investor has determined that the acquisition of the Shares is consistent with Investor's investment objectives. Investor is able to bear the economic risks of an investment in the Shares, and at the present time could afford a complete loss of such investment.

         7. Limitation on Manner of Offering. The Shares were not offered to Investor by any means of general solicitation or general advertising.

         8. Tax and Other Matters. Investor is not relying on the Company with respect to tax and other economic considerations involved in the acquisition of the Shares. Investor has carefully considered and has, to the extent Investor believes such discussion necessary, discussed with Investor's professional, legal, tax, accounting and financial advisors the suitability of an investment in the Shares for Investor's particular tax and financial situation and Investor has determined that the Shares are a suitable investment for him, her or it.

         9. Restrictive Legends. Investor understands that the Shares shall bear one or more of the following restrictive legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS NOT REQUIRED"

                  (b) Any legend required by applicable state law.

         10. Successors. This Exercise Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators, personal representatives and other successors of Investor and shall inure to the benefit of and be enforceable by the Company.

         11. Address. The address, telephone number and facsimile number set forth at the end of this letter are Investor's true and correct address.

"INVESTOR"

                                                            Please issue the
                                                           shares as follows:


                                                      Name:
                                                      -----------------------
 ------------------------------
(Print name of Investor)

                                                       Address:
--------------------------------                      ------------------------
(Sign name of Investor)

                                                       Telephone:
                                                       ------------------------


                                                       Social Security Number/
                                                       Federal EIN:
                                                       ------------------------